UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 27, 2007

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza

Houston, Texas 77046

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.              Unregistered Sales of Equity Securities.

In connection with the reclassification of its ordinary shares and the merger with GlobalSantaFe Corporation (the “Transactions”), Transocean issued a total of approximately 315,941,000 Transocean ordinary shares. The Transactions were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 3(a)(10).

Between November 10, 2007 and November 15, 2007, Transocean issued 65,455 Transocean ordinary shares upon conversion of $8,025,000 aggregate principal amount of its Zero Convertible Debentures. All of these transactions were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) as transactions not involving any public offering and by virtue of Section 3(a)(9).

On November 15, 2007, Transocean’s Zero Coupon Convertible Debentures ($18,000 principal amount) and 1.5% Convertible Debentures ($3,118,000 principal amount) then remaining outstanding were redeemed at an aggregate cost of $3,130,785.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.

Date: December 3, 2007	By:	/s/ Chipman Earle
Chipman Earle
Associate General Counsel
and Corporate Secretary